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                                                                   EXHIBIT 10.24

                NINTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
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            This Ninth Amendment to Loan and Security Agreement (the "Ninth
Amendment") is made as of August 27, 1998 by and between Sanwa Business Credit Corporation as Lender ("Lender") and Alger Manufacturing Company, Inc. as Borrower ("Borrower").

            WHEREAS, Lender and Borrower entered into a certain Loan and Security Agreement dated as of January 19, 1990, an Amendment to Loan and Security Agreement dated as of February 10, 1992, a Second Amendment to Loan and Security Agreement dated as of July 29, 1992, a Third Amendment to Loan and Security Agreement dated as of July 13, 1994, a Fourth Amendment to Loan and Security Agreement dated as of August 3, 1995, a Fifth Amendment to Loan and Security Agreement dated as of July 10, 1996, a Sixth Amendment to Loan and Security Agreement dated as of March 14, 1997, a Seventh Amendment to Loan and Security Agreement dated as of July 31, 1997 and a Eighth Amendment to Loan and Security Agreement dated as of April 15, 1998 (collectively the "Agreement") pursuant to which Lender is making certain loans and advances to Borrower upon the terms and conditions set forth in the Agreement; and

            WHEREAS, Borrower has requested certain modifications and amendments to the Agreement and Lender has agreed to such modifications and amendments as set forth in this Ninth Amendment;

            NOW, THEREFORE, in consideration of the terms and conditions contained herein and of any loans and advances now or hereafter made to or for the benefit of Borrower by Lender, the parties hereto agree to the following amendments and modifications to the Agreement, which shall be effective as of the date of this Ninth Amendment.

     1.  Outside Indebtedness.  Section 10.2(j) is amended in its entirety to
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     read as follows:

         "Incur any Indebtedness outstanding at any time for borrowed money in excess of $1,200,000 (other than the Liabilities), except for Indebtedness which is unsecured and is to Persons who execute and deliver to Lender (in form and substance acceptable to Lender and its counsel) subordination agreements subordinating their claims against Borrower to the payment of the Liabilities;".
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     2.  Interest Rate.  Section 2.3 is amended in its entirety to read as
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     follows:

         "2.3 Interest Rate.  Unless otherwise provided in a writing evidencing
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     such Liabilities, Borrower shall pay Lender interest on the outstanding principal balance of the Liabilities, including the Liabilities under the Term Note, the Revolving Loan and the Acquisition Term Loan, at the rate of one percent (1%) above the Prime Rate. If the principal amount of any of the Liabilities is not paid within seven (7) days of when due and there is not sufficient borrowing availability under the Revolving Loan to allow full payment of such past due amount, the rate of interest on said amount shall increase to three and three-fourths percent (3 3/4%) above the Prime Rate and be payable on demand. It is further agreed that if all Liabilities, including Liabilities under the Term Note and the Acquisition Term Loan, are not fully paid within seven (7) days of the termination of this Agreement or an acceleration of the Liabilities by Lender, the rate of interest on such amounts shall increase to three and three-fourths percent (3 3/4%) above the Prime Rate until fully paid. Interest shall be computed on the basis of a year of 360 days and actual days elapsed and shall be payable as provided in Section 4.2. In no contingency or event whatsoever shall the rate or amount of interest paid by Borrower under this Agreement or any of the Ancillary Agreements exceed the maximum amount permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder or under any Ancillary Agreement in excess of the maximum amount permitted by such law,
     (i) Lender shall apply such excess to any unpaid principal owed by Borrower to Lender or, if the amount of such excess exceeds the unpaid balance of such principal owed by Borrower to Lender or, if the amount of such excess exceeds the unpaid balance of such principal, Lender shall promptly refund such excess interest to Borrower and (ii) the provisions hereof shall be deemed amended to provide for such permissible interest rate. All sums paid, or agreed to be paid, by Borrower which are, or hereafter may be construed to be, compensation for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, spread and allocated throughout the full term of all such indebtedness until such indebtedness is paid in full."

     3.  Capital Expenditure Line.  Section 2.1(c) is amended in its entirety to
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     read as follows:

         "(c) A term loan facility for the purpose of enabling Borrower to purchase additional Equipment to be evidenced by a Second Amended and Restated Acquisition Installment Note in form and substance satisfactory to Lender (the "Acquisition Term Loan"), provided such Acquisition Term Loan shall be subject to all of the following terms and conditions: (i) the aggregate amount of all Acquistion Term Loan advances made by Lender to Borrower will not exceed seven hundred fifty thousand dollars ($750,000);
     (ii) each advance under the Acquisition Term Loan shall be used by Borrower in connection with the purchase of additional Equipment; (iii) at the time that
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     the Lender made a given Acquisition Term Loan advance the Equipment related thereto shall be part of the Collateral and all representations, warranties and covenants of Borrower in this Agreement shall be true and correct as to the Equipment; (iv) the Acquisition Term Loan advance with respect to any given purchase of Equipment shall not exceed eighty-five percent (85%) of the invoiced purchase price of such Equipment (less all discounts, rebates, taxes, delivery charges, maintenance agreement and any other nonequipment soft costs); (v) no single Acquisition Term Loan advance shall be in an amount of less than one hundred thousand dollars ($100,000), nor shall the number of Acquisition Term Loan advances exceed four (4); and
     (vi) no Acquisition Term Loan advance will be made by Lender on or after April 30, 1999."

     4.  Term of Agreement; Liquidated Damages, Prepayment.  Section 2.4 is
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     amended in its entirety to read as follows:

         "2.4  Term of Agreement; Liquidated Damages; Prepayment.  This
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     Agreement shall be renewed and extended to and through August 31, 1999 and shall be automatically renewed thereafter for successive periods of one year ("Renewal Term") unless terminated as provided below. Either party shall have the right to terminate this Agreement at the end of the August 31, 1999 Renewal Term or at the end of any subsequent Renewal Term by giving the other party at least sixty (60) days prior written notice of such termination. In the event Borrower gives notice of termination and the Total Facility is not paid in full at the end of the sixty (60) days notice period, upon the request of Borrower, but in Lender's sole discretion, Lender can continue to make advances under the Revolving Loan and renew such term for an additional year. In the event Lender does not agree to continue to make loans and advances and renew the term for an additional year, all Liabilities shall be immediately due and payable. This Agreement may also be terminated by Lender upon the occurrence of a Default. Upon the effective date of any termination, all Liabilities (including the Term Note and the Acquisition Note) shall become immediately due and payable without presentment, notice or demand. Notwithstanding any termination, until all the Liabilities have been fully and finally paid and satisfied, Lender shall be entitled to retain its security interest in the Collateral, Borrower shall continue to remit collections of Accounts and proceeds of Collateral as provided in this Agreement, and Lender shall retain all of its rights and remedies under this Agreement. During the remaining term of this Agreement or any Renewal Term, Borrower may, at its option, upon not less than thirty (30) days prior written notice to Lender specifying the date of prepayment, terminate this Agreement and shall prepay all of the Liabilities hereunder (including the Term Note and the Acquisition Note). In addition to the requirement of prepaying all of the Liabilities, Borrower shall also pay to Lender, for loss of the bargain and not as a penalty, as liquidated damages and as compensation for the costs of Lender being prepared to make funds available to Borrower under this Agreement, an amount (the "Prepayment Fee") equal to fifty percent (50%) of the average monthly interest charges and Credit Availability Charges during the elapsed portion of the remaining term to and through August 31, 1999 or any subsequent Renewal Term, as the case may be, multiplied by the number of full or partial months remaining between the date of such termination and August 31, 1999 or any subsequent
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     Renewal Term, as the case may be; provided, however, Borrower can prepay, in whole but not in part, the Liabilities and terminate this Agreement without payment of a Prepayment Fee, if such prepayment is the result of Borrower refinancing the Liabilities through Sanwa Bank California and such prepayment occurs on or before August 31, 1999."

     5.  Total Facility.  Section 2.1(b) is amended in its entirety to read as
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     follows:

         "(b) A term loan ("Term Loan") in an aggregate principal amount not to exceed four hundred eighty three thousand, three hundred thirty three dollars and twenty five cents ($483,333.25) to be evidenced by a Third Amended and Restated Installment Note in form and substance satisfactory to Lender, and"

     6.  Affirmative Covenants.  Section 10.1(a) is amended in its entirety to
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     read as follows:

         "(a) At all times hereafter, maintain (i) a ratio of indebtedness (as determined in accordance with generally accepted accounting principles) to Tangible Net Worth of not more than 3.5:1; (ii) a ratio of Current Assets to Current Liabilities of not less than 1:1; (iii) Tangible Net Worth at least equal to $2,500,000; (iv) income before taxes from continuing operations before extraordinary items of not less than $500,000 per annum;

     7.  Representations and Warranties.  Borrower represents and warrants as
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     follows:

         (a) Each of the representations and warranties contained in the Agreement is hereby reaffirmed as of the date hereof, each as if set forth herein;

         (b) The execution, delivery and performance of this Ninth Amendment are within Borrowers' powers, have been duly authorized by all necessary action, have received all necessary approvals and do not contravene any law or any contractual restrictions binding on Borrower;

         (c) This Ninth Amendment is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms; and

         (d) No event has occurred and is continuing, or would result from this Ninth Amendment, which constitutes a Default or Event of Default under the Agreement, as amended and modified hereby;

     8.  Conditions Precedent.  The effectiveness of this Ninth Amendment is
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     conditioned upon the satisfaction by Borrower of each of the following conditions, or their waiver in writing by Lender:

         (a) This Ninth Amendment shall have been executed by all the signatories hereto

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     (including, but not limited to, those signatories acknowledging and consenting to this Ninth Amendment and reaffirming their respective instruments, documents and agreements with Lender related to the Agreement) and delivered to Lender; and

         (b) Borrower shall execute and deliver to Lender and cause to be executed and delivered to Lender, from time to time, such instruments, documents and agreements as Lender may request with respect to the subject matter of this Ninth Amendment and the Agreement as amended hereby; and

         (c) Borrower shall have paid to Lender a documentation fee in the amount of One Thousand Dollars, ($1,000.00), which shall be fully earned as of the date hereof and is nonrefundable;

     9.  Expenses.  Borrower agrees to pay all charges, costs, expenses and
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     reasonable attorneys' fees incurred by Lender in connection with the negotiation, documentation and preparation of this Ninth Amendment and any other documents in connection herewith and in carrying out and enforcing the terms of this Ninth Amendment.

     10.  No Waiver.  Lender is not waiving any rights under the agreement or
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     any Ancillary Agreements and, except as expressly stated herein or as previously modified in a writing signed by Lender, all of the terms, covenants and conditions of the Agreement and the Ancillary Agreements shall remain unmodified an in full force and effect.

     11.  Incorporation.  This Ninth Amendment shall be part of the Agreement,
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     the terms of which are incorporated herein, and a breach of any representation, warranty or covenant contained herein or in the Agreement or the failure to observe or comply with any term or agreement contained herein, shall constitute a Default under the Agreement and Lender shall be entitled to exercise all rights and remedies that it may have under the Agreement, Ancillary Agreements and applicable law. Capitalized terms used herein and not otherwise defined shall have the same meaning as provided in the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Ninth Amendment as of the date first above written.

                                      ALGER MANUFACTURING COMPANY, INC.


                                      By: /s/ Duane L. Femrite
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                                      Its: Chairman & Chief Executive Officer
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                                      By: /s/ R. W. Miller
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                                      Its: Vice President
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